                                                                   Exhibit 10.29

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                           RECEIVABLES SALE AGREEMENT

                            DATED AS OF JULY 21, 2000


                                     BETWEEN

            QUEST DIAGNOSTICS INCORPORATED AND EACH OF ITS DIRECT OR
         INDIRECT WHOLLY-OWNED SUBSIDIARIES WHO IS OR HEREAFTER BECOMES
                               A SELLER HEREUNDER,
                                 AS THE SELLERS,


                                       AND

                       QUEST DIAGNOSTICS RECEIVABLES INC.,
                                  AS THE BUYER



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



                                TABLE OF CONTENTS

                                                                                                                 PAGE
                                                                                                                 ----
ARTICLE I - CAPITALIZATION OF THE BUYER AND AMOUNTS AND TERMS OF THE
PURCHASES.........................................................................................................2

   SECTION 1.1.   CAPITALIZATION OF THE BUYER.....................................................................2
   SECTION 1.2.   PURCHASES OF RECEIVABLES........................................................................2
   SECTION 1.3.   PAYMENT FOR THE PURCHASES.......................................................................3
   SECTION 1.4.   PURCHASE PRICE CREDIT ADJUSTMENTS...............................................................5
   SECTION 1.5.   PAYMENTS AND COMPUTATIONS, ETC..................................................................6
   SECTION 1.6.   TRANSFER OF RECORDS.............................................................................6
   SECTION 1.7.   CHARACTERIZATION; GRANTING CLAUSES..............................................................7

ARTICLE II - REPRESENTATIONS AND WARRANTIES.......................................................................7

   SECTION 2.1.   REPRESENTATIONS OF THE SELLERS..................................................................7
      (a) OWNERSHIP OF SUCH SELLER................................................................................7
      (b) EXISTENCE; DUE QUALIFICATION; PERMITS...................................................................7
      (c) ACTION..................................................................................................8
      (d) TITLE TO RECEIVABLES; VALID SECURITY INTEREST...........................................................8
      (e) ABSENCE OF CHANGE OF CONTROL............................................................................8
      (f) NONCONTRAVENTION........................................................................................8
      (g) NO PROCEEDINGS..........................................................................................9
      (h) TAXES...................................................................................................9
      (i) GOVERNMENT APPROVALS...................................................................................10
      (j) FINANCIAL STATEMENTS AND ABSENCE OF CERTAIN MATERIAL ADVERSE CHANGES...................................10
      (k) NATURE OF RECEIVABLES..................................................................................11
      (l) MARGIN REGULATIONS.....................................................................................11
      (m) QUALITY OF TITLE.......................................................................................11
      (n) ACCURATE REPORTS.......................................................................................12
      (o) OFFICES................................................................................................12
      (p) COLLECTION ACCOUNTS....................................................................................12
      (q) ELIGIBLE RECEIVABLES...................................................................................13
      (r) NAMES..................................................................................................13
      (s) CREDIT AND COLLECTION POLICY...........................................................................13
      (t) PAYMENTS TO SELLERS....................................................................................13
      (u) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; OTHER RESTRICTIONS.........................13
      (v) SOLVENCY...............................................................................................13
      (w) ERISA..................................................................................................13
      (x) BULK SALES ACT.........................................................................................14
      (y) RELIANCE ON SEPARATE LEGAL IDENTITY....................................................................14

ARTICLE III - CONDITIONS OF PURCHASES............................................................................14

   SECTION 3.1.   CONDITIONS PRECEDENT TO INITIAL PURCHASE.......................................................14
   SECTION 3.2.   CONDITIONS PRECEDENT TO ALL PURCHASES..........................................................16
   SECTION 3.3.   REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES................................................16

ARTICLE IV - COVENANTS...........................................................................................16

   SECTION 4.1.   AFFIRMATIVE COVENANTS..........................................................................16
      (a) COMPLIANCE WITH LAWS, ETC..............................................................................16
      (b) PRESERVATION OF EXISTENCE..............................................................................16
      (c) AUDITS.................................................................................................16
      (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT................................................................17
      (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS..............................................17

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

      (f) LOCATION OF RECORDS....................................................................................17
      (g) CREDIT AND COLLECTION POLICIES.........................................................................17
      (h) SEPARATE CORPORATE EXISTENCE OF THE BUYER..............................................................18
      (i) COLLECTIONS............................................................................................18
      (j) FURTHER ASSURANCES.....................................................................................18

   SECTION 4.2.   REPORTING REQUIREMENTS.........................................................................18
      (a) SALES, LIENS, ETC......................................................................................19
      (b) EXTENSION OR AMENDMENT OF RECEIVABLES..................................................................19
      (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY.....................................................19
      (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS.............................................................19
      (e) DEPOSITS TO COLLECTION ACCOUNTS AND COLLECTION ACCOUNT.................................................19
      (f) CHANGES TO OTHER DOCUMENTS.............................................................................20
      (g) NAME CHANGE, OFFICES, RECORDS AND BOOKS OF ACCOUNTS....................................................20
      (h) MERGERS, CONSOLIDATIONS AND ACQUISITIONS...............................................................20
      (i) DISPOSITION OF RECEIVABLES AND RELATED ASSETS..........................................................20
      (j) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES....................................................20
      (k) ACCOUNTING FOR PURCHASES...............................................................................21

ARTICLE V - JOINDER OF ADDITIONAL SELLERS........................................................................21

   SECTION 5.1.   ADDITION OF NEW SELLERS........................................................................21
   SECTION 5.2.   DOCUMENTATION..................................................................................21

ARTICLE VI - ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE RECEIVABLES.....................................21

   SECTION 6.1.   RIGHTS OF THE BUYER............................................................................21
   SECTION 6.2.   RESPONSIBILITIES OF THE SELLERS................................................................21

      (a) COLLECTION PROCEDURES..................................................................................21
      (b) PERFORMANCE UNDER CONTRACT.............................................................................22
      (c) POWER OF ATTORNEY......................................................................................22

   SECTION 6.3.   FURTHER ACTION EVIDENCING PURCHASES............................................................22
   SECTION 6.4.   APPLICATION OF COLLECTIONS.....................................................................23

ARTICLE VII - INDEMNIFICATION....................................................................................23

   SECTION 7.1.   INDEMNITIES BY THE SELLERS.....................................................................23
   SECTION 7.2.   CONTRIBUTION...................................................................................25

ARTICLE VIII - MISCELLANEOUS.....................................................................................25

   SECTION 8.1.   WAIVERS AND AMENDMENTS.........................................................................25
   SECTION 8.2.   NOTICES, ETC...................................................................................25
   SECTION 8.3.   CUMULATIVE REMEDIES............................................................................26
   SECTION 8.4.   BINDING EFFECT; ASSIGNABILITY..................................................................26
   SECTION 8.5.   GOVERNING LAW..................................................................................26
   SECTION 8.6.   COSTS, EXPENSES AND TAXES......................................................................26
   SECTION 8.7.   SUBMISSION TO JURISDICTION.....................................................................27
   SECTION 8.8.   WAIVER OF JURY TRIAL...........................................................................27
   SECTION 8.9.   CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE......................................27
   SECTION 8.10.     EXECUTION IN COUNTERPARTS...................................................................28
   SECTION 8.11.     ACKNOWLEDGMENT AND AGREEMENT................................................................28
   SECTION 8.12.     NO PROCEEDINGS..............................................................................28

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


                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A - DEFINITIONS............................................................................................32

EXHIBIT A - FORM OF PURCHASE REPORT..............................................................................39

EXHIBIT B - FORM OF SUBORDINATED NOTE............................................................................41

EXHIBIT C - CREDIT AND COLLECTION POLICIES.......................................................................48

EXHIBIT D - FORM OF JOINDER AGREEMENT............................................................................68

SCHEDULE 2.1(0) - SELLERS' FEDERAL TAXPAYER ID NUMBERS; CHIEF EXECUTIVE OFFICE
ADDRESSES; PRINCIPAL LABORATORIES AND BILLING CENTERS, AND LOCATION(S) WHERE
RECORDS ARE KEPT.................................................................................................71



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


                           RECEIVABLES SALE AGREEMENT

                  THIS RECEIVABLES SALE AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time, this "AGREEMENT"), dated as of July 21, 2000, is entered into by and between:

                  (1) Quest Diagnostics Incorporated, a Delaware corporation ("QUEST DIAGNOSTICS"), Quest Diagnostics Incorporated, a Michigan corporation, Quest Diagnostics Incorporated, an Ohio corporation, Quest Diagnostics Incorporated, a Maryland corporation, Quest Diagnostics Incorporated, a California corporation, Quest Diagnostics Incorporated, a Connecticut corporation, Quest Diagnostics Incorporated, a Massachusetts corporation, Quest Diagnostics of Pennsylvania Incorporated, a Delaware corporation, Metwest Inc., a Delaware corporation, Quest Diagnostics LLC, an Illinois limited liability company, Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation, and each of the other direct or indirect, wholly-owned subsidiaries of Quest Diagnostics who hereafter becomes a party hereto by executing a joinder agreement in the form of Exhibit D hereto (each, a "JOINDER AGREEMENT"), as sellers, and

                  (2) Quest Diagnostics Receivables Inc., a Delaware corporation, as purchaser (the "BUYER").

Unless otherwise indicated, capitalized terms used in this Agreement are defined in ANNEX A hereto or, if not defined therein, in that certain Credit and Security Agreement dated as of July 21, 2000, by and among the Buyer, as borrower, Quest Diagnostics, as initial servicer, Blue Ridge Asset Funding Corporation, and Wachovia Bank, N.A., individually and as Administrative Agent (as amended, supplemented, restated, joined or otherwise modified from time to time in accordance with the terms thereof, the "CREDIT AND SECURITY AGREEMENT").

                              W I T N E S S E T H :

                  WHEREAS, Quest Diagnostics owns, directly or indirectly all of the issued and outstanding Equity Interests of each of the other Sellers;

                  WHEREAS, the Buyer is a limited purpose corporation, all of the issued and outstanding Equity Interests of which are owned by Quest Diagnostics;

                  WHEREAS, Quest Diagnostics desires to contribute to the Buyer's capital all of its Receivables in existence as of the Initial Cut-Off Date, together with all Related Assets associated therewith;

                  WHEREAS, the Sellers desire to sell Receivables and Related Assets owned from time to time by the Sellers to the Buyer, and the Buyer is willing, on the terms and subject to the conditions set forth herein, to purchase Receivables and Related Assets from the Sellers;

                  WHEREAS, the Buyer intends to pledge the Receivables and Related Assets received from the Sellers hereunder to secure Obligations under the Credit and Security Agreement, including, without limitation, its obligations to repay Loans made thereunder; and

                  WHEREAS, at the request of the Buyer and its assigns, Quest Diagnostics has agreed to continue to act as Servicer for the Receivables, although Quest Diagnostics has informed the Buyer and its assigns of its desire, subject to their approval and to satisfaction of the Rating Agency Condition, to transfer that function to an Affiliate;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
       CAPITALIZATION OF THE BUYER AND AMOUNTS AND TERMS OF THE PURCHASES

                  Section 1.1. CAPITALIZATION OF THE BUYER. Effective on the Initial Closing Date, without excluding any sale by Quest Diagnostics on the Initial Closing Date pursuant to Section 1.2, Quest Diagnostics does hereby contribute to the Buyer's capital, in exchange for all of the Buyer's Equity Interests all of Quest Diagnostics' Initial Receivables and all Related Assets with respect thereto.

                  Section 1.2. PURCHASES OF RECEIVABLES.

                  (a) Effective on the Applicable Closing Date for each Seller (other than Quest Diagnostics), in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, each such Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from such Seller, all of such Seller's right, title and interest in and to such Seller's Initial Receivables and all Related Assets with respect thereto.

                  (b) Effective on each Business Day after each Seller's Applicable Closing Date and prior to the Sale Termination Date, in consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, such Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, without recourse (except to the extent expressly provided herein), and the Buyer does hereby purchase from such Seller, all of such Seller's right, title and interest in and to such Seller's Additional Receivables and all Related Assets with respect thereto.

                  (c) It is the intention of the parties hereto that each conveyance of Receivables made under this Agreement shall constitute an outright "sale of accounts" (as such terms are used in Article 9 of the UCC) or other absolute transfer, which is absolute and irrevocable and shall provide the Buyer with the full benefits of ownership of the Receivables and the associated Related Assets. Except for the Purchase Price Credits owed pursuant to Section 1.4, each conveyance of Receivables hereunder is made without recourse to the applicable Seller; PROVIDED, HOWEVER, that (i) each Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by such Seller pursuant to the terms of the Transaction Documents to which such Seller is a party, and (ii) such conveyance does not constitute and is not intended to result in an assumption by the Buyer or any assignee thereof of any obligation of such Seller or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Assets or any other obligations of such Seller. In view of the intention of the parties hereto that the conveyances of Receivables made hereunder shall constitute outright sales of such Receivables rather than loans secured thereby, each Seller agrees that it will, on or prior to its Applicable Closing Date, mark its master data processing records relating to its Receivables with the legend required by SECTION 3.1(i) hereof. Upon the request of the Buyer or the Administrative Agent, each Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of the Buyer's ownership interest in the Receivables and the Related Assets or as the Buyer or the Administrative Agent may reasonably request.

                  (d) Nothing herein shall be deemed to preclude Quest Diagnostics from contributing to the Buyer's capital, in lieu of selling, Receivables originated by Quest Diagnostics together with the Related Assets associated therewith, and any such contribution is made with the intention that each such contribution, if any, will be made with the same intentions as are set forth in SECTION 1.2(c) above. No Purchase Price shall be payable in respect of any contributed Receivable or its associated Related Assets.

                  Section 1.3. PAYMENT FOR THE PURCHASES.

                  (a) The Purchase Price for each purchase of Initial Receivables and Related Assets from any Seller (other than Quest Diagnostics) shall be payable in full by the Buyer to such Seller on such Seller's Applicable Closing Date, and shall be paid to such Seller in one or both of the following manners:

                  (i) by delivery of immediately available funds, to the extent of the Buyer's Available Funds; and

                  (ii) solely to the extent such Available Funds are insufficient to pay the full amount of Purchase Price then due and owing, by delivery of a Subordinated Note made by the Buyer to the applicable Seller (and making a notation of a

         Subordinated Loan thereunder), so long as the aggregate principal amount of Subordinated Loans outstanding at any one time under such Subordinated Notes does not exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Buyer's net worth less than the amount required by SECTION 7.3(g) of the Credit and Security Agreement.

The Purchase Price for each purchase of Additional Receivables and Related Assets shall be due and owing in full by the Buyer to the applicable Seller on the date of such purchase (except that the Buyer may, with respect to any such purchase, offset against such Purchase Price any amounts owed by such Seller to the Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Seller in the manner provided in the following paragraphs (b), (c) and (d).

                  (b) With respect to any purchase of Additional Receivables and Related Assets from any Seller, the Buyer shall pay the Purchase Price therefor on the next subsequent Settlement Date in accordance with SECTION 1.3(d) and in one or more of the following manners:

                  (i) by delivery of immediately available funds, to the extent of the Buyer's Available Funds; and

                  (ii) solely to the extent such Available Funds are insufficient to pay the full amount of Purchase Price then due and owing, by delivery of a Subordinated Note made by the Buyer to the applicable Seller (or by increasing the aggregate outstanding principal amount outstanding thereunder), so long as the aggregate principal amount of Subordinated Loans outstanding at any one time under such Subordinated Note does not exceed the lesser of (A) the remaining unpaid portion of such Purchase Price, and (B) the maximum Subordinated Loan that could be borrowed without rendering the Buyer's net worth less than the amount required by SECTION 7.3(g) of the Credit and Security Agreement.

Subject to the limitations set forth in SECTION 1.3(a)(ii) and SECTION 1.3(b)(ii), each of the Sellers irrevocably agrees to advance each Subordinated Loan requested by the Buyer on or prior to such Seller's Sale Termination Date. The Subordinated Loans owing to each Seller shall be evidenced by, and shall be payable in accordance with the terms and provisions, of its Subordinated Note and shall be payable solely from Available Funds. Each Seller is hereby authorized by the Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each Subordinated Loan thereunder, as well as the date of each payment with respect thereto, PROVIDED that the failure to make such notation shall not affect any obligation of the Buyer thereunder.

                  (c) On each Reporting Date after its Applicable Closing Date, each Seller shall (or shall require the Servicer to) deliver to the Buyer and the Administrative Agent a report in substantially the form of Exhibit A hereto (each such report being herein called a "PURCHASE REPORT") with respect to the Receivables sold by such Seller to the Buyer during the Settlement

Period then most recently ended. Each such Purchase Report shall list the applicable Seller separately and shall specify, as applicable: (i) the Initial Receivables and/or Additional Receivables sold by such Seller during the Settlement Period then most recently ended, and (ii) the amount of the Receivables described in the foregoing clause (i) that were Eligible Receivables on the date they were acquired by the Buyer.

                  (d) Although the Purchase Price for each purchase of Additional Receivables and Related Assets shall be due and payable in full by the Buyer to the applicable Seller on the date of such purchase, settlement of the Purchase Price between the Buyer and such Seller shall be effected on Settlement Dates with respect to all purchases within the same Settlement Period and based on the information contained in the Purchase Report delivered for such Settlement Period pursuant to SECTION 1.3(c). Although cash settlements shall be effected on Settlement Dates, increases or decreases in the Subordinated Loans shall be deemed to have occurred and shall be effective as of the last Business Day of the Settlement Period to which such settlement relates.

                  Section 1.4. PURCHASE PRICE CREDIT ADJUSTMENTS. If as of the last day of any Settlement Period:

                  (a) the outstanding aggregate balance of the Net Receivables originated by any Seller as reflected in the preceding Purchase Report (net of any positive adjustments) has been reduced for any of the following reasons:

                  (i) as a result of any rejected services, any cash discount or any other adjustment by the applicable Seller or any Affiliate thereof (regardless of whether the same is treated by such Seller or Affiliate as a write-off), or as a result of any surcharge or other governmental or regulatory action, or

                  (ii) as a result of any setoff or breach of the underlying agreement in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

                  (iii) on account of the obligation of the applicable Seller or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

                  (iv) as a result of any Unpaid Net Balance of any Receivable on the date of its sale or contribution proving to have been less on such date than the amount reflected on the applicable Purchase Report, or

                  (b) any of the representations or warranties of the applicable Seller set forth in Section 2.1(j), (l) or (p) was not true when made with respect to any Receivable originated by it, or any of the representations or warranties of the applicable Seller set forth in Section 2.1(l) is no longer true with respect to any Receivable originated by it, then, in such event, the Buyer shall be entitled to a credit (each, a "PURCHASE PRICE CREDIT") against the Purchase Price otherwise payable hereunder equal to
(A) the amount of such reduction, cancellation or overstatement, in the case of the preceding clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv), and (B) in the full amount of the Unpaid Net Balance of such Receivable in the case of the preceding clause (b). If such Purchase Price Credit exceeds the original Unpaid Net Balance of the Receivables to be sold by the applicable Seller on the date of a purchase, then the applicable Seller shall pay the remaining amount of such Purchase Price Credit in cash not later than the next Settlement Date PROVIDED that if such Seller's Sale Termination Date has not occurred, such Seller shall be allowed to deduct the remaining amount of such Purchase Price Credit from any Indebtedness owed to it under its Subordinated Note.

                  Section 1.5. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Seller designated from time to time by such Seller or as otherwise directed by such Seller. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, interest on the past due amount at the Default Rate until paid in full; PROVIDED, HOWEVER, that such interest shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.6. TRANSFER OF RECORDS.

                  (a) In connection with the purchases of Receivables hereunder, each Seller hereby sells, transfers, assigns and otherwise conveys to the Buyer all of such Seller's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with any purchase. In connection with such transfer, each Seller hereby grants to each of the Buyer, the Administrative Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Seller to account for its Receivables, to the extent necessary to administer such Receivables following replacement of Quest Diagnostics (or any of its Affiliates) as the Servicer, whether such software is owned by such Seller or is owned by others and used by such Seller under license agreements with respect thereto, PROVIDED that should the consent of any licensor of such Seller to such grant of the license described herein be required, such Seller hereby agrees that upon the request of the Buyer, the Servicer or the Administrative Agent, such Seller will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Each Seller (i) shall take such action requested by the Buyer and/or the Administrative Agent, from time to time hereafter, that may be necessary or reasonably appropriate to ensure that the Buyer has an enforceable ownership interest in the Records relating to the Receivables purchased from such Seller hereunder, and (ii) shall use its reasonable efforts to ensure that the Buyer and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.7. CHARACTERIZATION; GRANTING CLAUSE.

                  (a) If, notwithstanding the intention of the parties expressed in SECTION 1.2(c), any sale by any of the Sellers to the Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that each sale of Receivables hereunder shall constitute a true sale thereof, each of the Sellers hereby grants to the Buyer a duly perfected security interest in all of such Seller's right, title and interest in, to and under all of such Seller's Receivables now existing and hereafter arising, and in all Related Assets with respect thereto, which security interest shall be prior to all other Liens thereto. After the occurrence of a Seller's Sale Termination Event, the Buyer and its assigns shall have as against the applicable Seller, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative.

                  (b) Each Seller hereby covenants and agrees to do all things necessary under each of its Contracts to facilitate collection of the Receivables arising thereunder by the Buyer and its assigns, and to secure its obligations under this Section 1.7(b), each of the Sellers hereby grants to the Buyer (and to the Administrative Agent, as the Buyer's assignee), a security interest in such Seller's right, title and interest in and to, but not such Seller's obligations under, each of such Seller's now existing and hereafter arising Contracts associated with any Receivable sold or contributed by such Seller hereunder at any time and in all proceeds of the foregoing (PROVIDED, HOWEVER, that to the extent that any Contract includes a prohibition on assignment, such security interest shall be limited to a security interest in the applicable Seller's right to receives payment thereunder to the extent contemplated by Section 9-318(4) of the UCC of the applicable jurisdiction).

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1. REPRESENTATIONS OF THE SELLERS. In order to induce the Buyer to enter into this Agreement and to make purchases and accept the contributions hereunder, each Seller hereby makes the following representations and warranties, as to itself, as of the date of each sale or contribution by it hereunder:

                  (a) OWNERSHIP OF SUCH SELLER. Quest Diagnostics owns, directly or indirectly, all the issued and outstanding Equity Interests of each of the other Sellers, and all of such Equity Interests are fully paid and non-assessable.

                  (b) EXISTENCE; DUE QUALIFICATION; PERMITS. Such Seller: (i) is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) has all requisite corporate or other power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to own its Property and carry on its business as now being conducted; (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (iv) is in compliance with all Requirements of Law, except, in the case of clauses (i), (ii), (iii) and (iv) where the failure thereof individually or in the aggregate could not reasonably be expected to have a Seller Material Adverse Effect. Such Seller holds all governmental permits, licenses, authorizations, consents and approvals necessary for such Seller to own, lease, and operate its Properties and to operate its businesses as now being conducted (collectively, the "PERMITS"), except for Permits the failure of which to obtain would not have a Seller Material Adverse Effect. None of the Permits has been modified in any way that is reasonably likely to have a Seller Material Adverse Effect. All Permits are in full force and effect except where the failure to be in full force and effect would not have a Seller Material Adverse Effect.

                  (c) ACTION. Such Seller has all necessary corporate or other entity power, authority and legal right to execute, deliver and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions herein and therein contemplated; the execution, delivery and performance by such Seller of each Transaction Document to which it is a party and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary corporate or other entity action on its part; and this Agreement has been duly and validly executed and delivered by such Seller and constitutes, and each of the other Transaction Documents to which it is a party when executed and delivered by such Seller will constitute, its legal, valid and binding obligation, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general applicability from time to time in effect affecting the enforcement of creditors' rights and remedies and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (d) TITLE TO RECEIVABLES; VALID SECURITY INTEREST. Each such Receivable originated by such Seller has been transferred to the Buyer free and clear of any Lien except as created hereby or by the other Transaction Documents. Without limiting the foregoing, such Seller has delivered to the Administrative Agent (as the Buyer's assignee) in form suitable for filing all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer's ownership interest in such Receivable and the Administrative Agent's collateral assignment thereof. This Agreement creates a valid security interest in each such Receivable and its Related Assets in favor of the Buyer, and, upon filing of the financing statements described in the preceding sentence, together with UCC termination statements delivered hereunder, such security interest will be a first priority perfected security interest.

                  (e) ABSENCE OF CHANGE OF CONTROL. No Change of Control has occurred.

                  (f) NONCONTRAVENTION.

                  (i) None of the execution, delivery and performance by such Seller of any Transaction Document to which it is a party nor the consummation of the transactions herein and therein contemplated will (A) conflict with or result in a breach of, or require any consent (which has not been obtained and is in full force and effect) under, any Organic Document of such Seller or any applicable Requirement of Law or any order, writ, injunction or decree of any Governmental Authority binding on such Seller, or any term or provision of any Contractual Obligation of such Seller or (B) constitute (with due notice or lapse of time or both) a default under any such Contractual Obligation, or (C) result in the creation or imposition of any Lien (except for the Liens created pursuant to the Transaction Documents) upon any Property of such Seller pursuant to the terms of any such Contractual Obligation, except with respect to each of the foregoing which could not reasonably be expected to have a Seller Material Adverse Effect and which would not subject the Buyer or its assigns to any material risk of damages or liability to third parties.

                  (ii) Such Seller is not in default under any material contract or agreement to which it is a party or by which it is bound, nor, to such Seller's knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such default, excluding in any case such defaults that are not reasonably likely to have a Seller Material Adverse Effect.

                  (g) NO PROCEEDINGS. Except as described in Quest Diagnostics' Form 10-K for the fiscal year ended December 31, 1999 and all filings made with the SEC under the Exchange Act by such Seller prior to the date of this Agreement, copies of which have been provided to the Buyer and the Administrative Agent:

                  (i) There is no Proceeding (other than any QUI TAM Proceeding, to which this Section is limited to the best of such Seller's knowledge) pending against, or, to the knowledge of such Seller, threatened in writing against or affecting, such Seller or any of its Properties before any Governmental Authority that, if determined or resolved adversely to such Seller, could reasonably be expected to have a Seller Material Adverse Effect.

                  (ii) There is (A) no unfair labor practice complaint pending against any Seller or, to the best knowledge of such Seller, threatened against such Seller, before the National Labor Relations Board or any other Governmental Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Seller or, to the best knowledge of such Seller after due inquiry, threatened against such Seller, (B) no strike, labor dispute, slowdown or stoppage pending against such Seller or, to the best knowledge of such Seller, after due inquiry, threatened against such Seller and (C) to the best knowledge of such Seller after due inquiry, no union representation question existing with respect to the employees of such Seller and, to the best knowledge of such Seller, no union organizing activities are taking place, except such as would not, with respect to any matter specified in clause (A), (B) or (C) above, individually or in the aggregate, have a Seller Material Adverse Effect.

                  (h) TAXES.

                  (i) Except as would not have a Seller Material Adverse Effect:
         (A) all tax returns, statements, reports and forms (including estimated Tax or information returns) (collectively, the "TAX RETURNS") required to be filed with any taxing authority by, or with respect to, such Seller have been timely filed in accordance with all applicable laws; (B) such Seller has timely paid or made adequate provision for payment of all Taxes shown as due and payable on Tax Returns that have been so filed, and, as of the time of filing, each Tax Return was accurate and complete and correctly reflected the facts regarding income, business, assets, operations, activities and the status of such Seller (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the financial statements delivered hereunder); and (C) such Seller has made adequate provision for all Taxes payable by such Seller for which no Tax Return has yet been filed.

                  (ii) Except as described in Quest Diagnostics' Form 10-K for the fiscal year ended December 31, 1999 and all filings made with the SEC under the Exchange Act by such Seller prior to the date of this Agreement, copies of which have been provided to the Buyer and the Administrative Agent: (A) as of the date hereof such Seller is not is a member of an affiliated group of corporations within the meaning of
         Section 1504 of the Code other than an affiliated group of corporations of which Quest Diagnostics is the common parent; and (B) there are no material tax sharing or tax indemnification agreements under which such Seller is required to indemnify another party for a material amount of Taxes.

                  (i) GOVERNMENT APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by such Seller of the Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof or for the consummation of the transactions herein and therein contemplated, except for filings and recordings in respect of the Liens created pursuant to the Transaction Documents (all of which have been duly made) and except for consents, authorizations and filings that have been obtained or made and are in full force and effect or the failure of which to obtain would not have a Seller Material Adverse Effect.

                  (j) FINANCIAL STATEMENTS AND ABSENCE OF CERTAIN MATERIAL ADVERSE CHANGES.

                  (i) The information, reports, financial statements, exhibits and schedules furnished in writing by such Seller to the Administrative Agent or any of the Lenders in connection with the negotiation, preparation or delivery of the Transaction Documents, including Quest Diagnostics' Annual Report on Form 10-K for the year ended December 31, 1999 and all filings made with the SEC under the Exchange Act by such Seller prior to the date of this Agreement, copies of which have been provided to the Buyer and the Administrative Agent, but in each case excluding all projections, whether prior to or after the date of this Agreement, when taken as a whole, do not, as of the date such information was furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. The projections and pro forma financial information furnished at any time by such Seller to the Buyer, the Administrative Agent or any Lender pursuant to the Transaction Documents have been prepared in good faith based on assumptions believed by such Seller and/or Quest Diagnostics to be reasonable at the time made, it being recognized that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and no Seller, however, makes any representation as to the ability of any Seller to achieve the results set forth in any such projections. Each Seller understands that all such statements, representations and warranties shall be deemed to have been relied upon by the Buyer as a material inducement to entering into this Agreement and making any Purchase hereunder and by the Administrative Agent and the Lenders as a material inducement to make each extension of credit under the Credit and Security Agreement.

                  (ii) From December 31, 1999 through and including the date of this Agreement, there has been no material adverse change in Quest Diagnostics' consolidated financial condition, business or operations. Since the date of this Agreement, there has been no material adverse change in Quest Diagnostics' consolidated financial condition, business or operations that has had, or would reasonably be expected to have, a material adverse effect upon its ability to perform its obligations, as a Seller or, if applicable, as Servicer, under the Transaction Documents when and as required, or a material adverse effect on the collectibility of any material portion of the Receivables.

                  (iii) Since such Seller's Applicable Closing Date, no event has occurred which would have a Seller Material Adverse Effect.

                  (k) NATURE OF RECEIVABLES. Each Receivable constitutes an "Account."

                  (l) MARGIN REGULATIONS. The use of all funds obtained by such Seller under this Agreement or any other Transaction Document to which it is a party will not conflict with or contravene any of Regulation T, U or X.


                  (m) TITLE TO RECEIVABLES AND QUALITY OF TITLE.

                  (i) Upon issuance of its shares of capital stock to Quest Diagnostics (in the case of contributed Initial Receivables and any Receivables that Quest Diagnostics, in its sole discretion, may elect to contribute thereafter) and payment of the applicable Purchase Price for each purchased Receivable in one or both of the manners permitted by this Agreement, the Buyer will have irrevocably obtained all legal and equitable title to such Receivable and its Related Assets (other than any Related Asset constituting a Contract that contains a prohibition on assignment, in which case the Buyer has obtained a valid and perfected first priority perfected security interest in the applicable Seller's right to receive payments thereunder to the extent contemplated by Section 9-318(4) of the UCC of the applicable jurisdiction), and the Buyer has the legal right to sell and encumber, each such Receivable and its Related Assets. Without limiting the foregoing, there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions to perfect the Buyer's ownership interest in such Receivable.

                  (ii) No financing statement or other instrument similar in effect covering any portion of the Collateral is on file in any recording office except such as may be filed (A) in favor of a Seller in accordance with the Contracts, (B) in favor of the Buyer and its assigns in connection with this Agreement, (C) in favor of the Administrative Agent in accordance with the Credit and Security Agreement, (D) in connection with any Lien arising solely as the result of any action taken by the Administrative Agent or one of the Secured Parties, or (E) which shall be terminated or amended pursuant to the UCC termination statements or amendments delivered hereunder.

                  (n) ACCURATE REPORTS. No Purchase Report prepared by such Seller, or to the extent information therein was supplied by such Seller, no other information, exhibit, schedule or information concerning the Receivables originated by such Seller furnished or to be furnished verbally or in writing before or after the date of this Agreement, by or on behalf of such Seller to the Buyer or any of its assigns pursuant to this Agreement was or will be inaccurate in any material respect as of the date it was or will be dated or (except as otherwise disclosed to the Buyer and the Administrative Agent at such time) as of the date so furnished, or contained or (in the case of information or other materials to be furnished in the future) will contain any material misstatement of fact or omitted or (in the case of information or other materials to be furnished in the future) will omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances made or presented.

                  (o) OFFICES. The principal places of laboratories and chief executive offices of such Seller are located at the respective addresses set forth on Schedule 2.1(o) hereto or its Joinder Agreement, as applicable, and the offices where such Seller keep all books, records and documents evidencing the Receivables originated by it (other than books, records and documents that are stored off-site with respect to Receivables which are no longer outstanding or which have been written-off), the related material Contracts and all purchase orders and other agreements related to such Receivables are located at the addresses specified in Schedule 2.1(o) hereto or its Joinder Agreement (or at such other locations, notified to the Buyer in accordance with Section 4.3(g), in jurisdictions where all action required by Section 4.3(g) has been taken and completed).

                  (p) COLLECTION ACCOUNTS. Such Seller has instructed all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Schedule 6.1(o) to the Credit and Security Agreement which (except for the Collection Account at China Trust Bank) is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Schedule 6.1(o) to the Credit and Security Agreement which is subject to a Collection Account Agreement. Such Seller has instructed each bank maintaining a Lockbox or Collection Account to sweep all collected funds received therein each Business Day to a Collection Account in the name of the Buyer which is subject to a Collection Account Agreement. The Buyer will cause each of the Collection Accounts that is currently in the name of a Seller to be transferred to it and into its own name within a reasonable period of time after the initial Advance under the Credit and Security Agreement, and each Seller agrees to cooperate fully with the Buyer in effecting such transfers.

                  (q) ELIGIBLE RECEIVABLES. Each Receivable originated by such Seller that is included as an Eligible Receivable on any Purchase Report was an Eligible Receivable on the date on which it was sold or contributed to the Buyer pursuant hereto.

                  (r) NAMES. Except as set forth on Schedule 2.1(o), since January 1, 1997, such Seller has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.


                  (s) CREDIT AND COLLECTION POLICY. With respect to the Receivables originated by such Seller, such Seller has complied in all material respects with its applicable Credit and Collection Policy, and no change has been made to such Credit and Collection Policy since the date of this Agreement which would be reasonably likely to materially and adversely affect the collectibility of the Receivables originated by such Seller or decrease the credit quality of any newly created Receivables originated by such Seller except for such changes as to which the Administrative Agent has received the notice required under Section 7.2(h) of the Credit and Security Agreement and has given its prior written consent thereto (which consent shall not be unreasonably withheld or delayed).

                  (t) PAYMENTS TO SELLERS. With respect to each Receivable sold or contributed to the Buyer by such Seller under this Agreement, the Buyer has given reasonably equivalent value to such Seller in consideration for such Receivable and the Related Assets with respect thereto and no such transfer is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (u) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT; OTHER RESTRICTIONS. Such Seller is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the United States Investment Company Act of 1940, as amended. Seller is not a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the United States Public Utility Holding Company Act of 1935, as amended. Such Seller is not subject to regulation under any law or regulation which limits its ability to incur Indebtedness, other than Regulation X of the Board of Governors of the Federal Reserve System.

                  (v) SOLVENCY. As of the date of each sale or contribution by such Seller hereunder, after giving effect thereto, such Seller is and will be Solvent.

                  (w) ERISA. No ERISA Event has occurred or is reasonably expected to occur which could have a Seller Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20.0 million the fair market value of the assets of all such underfunded Pension Plans. Each ERISA Entity is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan. Using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of any of each ERISA Entity to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, would not result in a Seller Material Adverse Effect. All Foreign Plans are in substantial compliance with all Requirements of Law (other than to the extent such failure to comply would not reasonably be expected to have a Seller Material Adverse Effect).

                  (x) BULK SALES ACT. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (y) RELIANCE ON SEPARATE LEGAL IDENTITY. Such Seller is aware that the Lenders, the Liquidity Banks and the Administrative Agent are entering into the Transaction Documents in reliance upon the Buyer's identity as a legal entity separate from such Seller and any of its other Affiliates.

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

                  Section 3.1. CONDITIONS PRECEDENT TO INITIAL PURCHASE. The initial purchase from each Seller hereunder is subject to the conditions precedent that (1) Quest Diagnostics shall have contributed its Initial Receivables and the associated Related Assets to the Buyer, and the Buyer shall have issued 100% of its authorized shares of capital stock to Quest Diagnostics,
(2) the Buyer shall have executed and delivered a Subordinated Note in favor of such Seller, and (3) the Buyer shall have received, on or before such Seller's Applicable Closing Date, the following, each (unless otherwise indicated) dated such Seller's Applicable Closing Date, and each in form, substance and date reasonably satisfactory to the Buyer and the Administrative Agent:

                  (a) A copy of the resolutions of such Seller's board of directors, board of managers, general partners or analogous Persons of such Seller approving the Transaction Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by a Responsible Officer of such Seller;

                  (b) A good standing certificate for such Seller issued as of a recent date by the Secretary of State of the state of its formation;

                  (c) A certificate of a Responsible Officer of such Seller certifying the names and true signatures of the officers, partners, managers or members authorized on such Seller's behalf to sign the Transaction Documents to be delivered by it, on which certificate the Buyer and the Servicer (if the Servicer is not such Seller) may conclusively rely until such time as the Buyer and the Servicer shall receive from such Seller a revised certificate meeting the requirements of this subsection (c);

                  (d) Recently certified copies of such Seller's Organic
         Document;

                  (e) Copies of the proper financing statements (Form UCC-1) that have been duly executed by such Seller, naming such Seller as seller, the Buyer as the purchaser, and the Administrative Agent as assignee of the Buyer, in each case, describing in reasonable detail the Receivables and the Related Assets to be sold by such Seller to the Buyer pursuant to this Agreement or other similar instruments or documents, as may be necessary under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Buyer's ownership interest in such Receivables and Related Assets;

                  (f) A written search report from a Person satisfactory to the Servicer and the Administrative Agent listing all effective financing statements that name such Seller as debtor, seller or assignor and that are filed in the jurisdictions in which filings were made pursuant to the foregoing subsection (e), together with copies of such financing statements (none of which, except for those described in the foregoing subsection (e) shall cover any Receivable or any Related Asset related to any Receivable) which is to be sold or contributed by such Seller to the Buyer hereunder, and tax and judgment lien search reports from a Person satisfactory to the Servicer and the Administrative Agent showing no evidence of such liens filed against such personal property other than those liens for which UCC termination statements have been delivered hereunder;

                  (g) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Buyer's satisfaction;

                  (h) An opinion of such Seller's counsel covering the matters referenced in Exhibit 5.1(h) to the Credit and Security Agreement; and

                  (i) A certificate from an officer of such Seller to the effect that the Servicer and such Seller have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary aged trial balance reports the following legend (or the substantive equivalent thereof):

                  "THE RECEIVABLES DESCRIBED HEREIN, TOGETHER WITH CERTAIN RELATED ASSETS, ARE THE PROPERTY OF QUEST DIAGNOSTICS RECEIVABLES INC."

                  Section 3.2. CONDITIONS PRECEDENT TO ALL PURCHASES. Each purchase shall be subject to the further conditions precedent that:

                  (a) such Seller's Sale Termination Date shall not have occurred;

                  (b) the Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request; and

                  (c) on the date of such purchase, each of the representations and warranties of such Seller set forth in ARTICLE II hereof are true and correct on and as of the date of such purchase (and after giving effect thereto) as though made on and as of such date.

                  Section 3.3. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each Seller, by accepting the Purchase Price related to each purchase of such Seller's Receivables and Related Assets, shall be deemed to have certified that the representations and warranties of such Seller contained in ARTICLE II are true and correct as to such Seller on and as of the day of such purchase, with the same effect as though made on and as of such day.

                                   ARTICLE IV
                                    COVENANTS

                  Section 4.1. AFFIRMATIVE COVENANTS. From each Seller's Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, unless the Buyer and the Administrative Agent shall otherwise consent in writing:

                  (a) COMPLIANCE WITH LAWS, ETC. Such Seller will comply with all applicable laws, rules, regulations and orders, including those with respect to the Receivables and related Contracts and Invoices, except, in each of the foregoing cases, where the failure to so comply would not individually or in the aggregate have a Seller Material Adverse Effect.

                  (b) PRESERVATION OF EXISTENCE. Such Seller will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Seller Material Adverse Effect.

                  (c) AUDITS. Such Seller will, subject to compliance with applicable law: (i) at any time and from time to time upon not less than ten
(10) Business Days' notice (unless an Unmatured Default or Event of Default has occurred and is continuing, in which case, not more than one (1) Business Day's notice shall be required) during regular business hours, permit the Buyer, the Administrative Agent or any of their agents or representatives: (A) to examine and make copies of and abstracts from all Records, Contracts and Invoices in the possession or under the control of such Seller, and (B) to visit the offices and properties of such Seller for the purpose of examining such Records, Contracts and Invoices and to discuss matters relating to Receivables or such Seller's performance hereunder with any of the officers or employees of such Seller having knowledge of such matters; and (ii) without limiting the provisions of clause (i) above, from time to time, at the expense of such Seller, permit certified public accountants or auditors acceptable to the Administrative Agent to conduct a review of such Seller's Contracts, Invoices and Records (each, a "REVIEW"); PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing, such Seller shall only be responsible for the costs and expenses of one (1) such Review under this Section in any one calendar year unless (1) the first such Review in such calendar year resulted in negative findings (in which case such Seller shall be responsible for the costs and expenses of two (2) such Reviews in such calendar year), or (2) the Buyer delivers an Extension Request under the Credit and Security Agreement and the applicable Response Date is more than 3 calendar months after the first Review in such calendar year. Notwithstanding the foregoing, if (1) such Seller requests the approval of a new Eligible Originator who is a Material Proposed Addition or (2) any Material Acquisition is consummated by such Seller, such Seller shall be responsible for the costs and expenses of one additional Review per proposed Material Proposed Addition or per Material Acquisition in the calendar year in which such Material Proposed Addition is expected to occur or such Material Acquisition is expected to be consummated if such additional Review is requested by the Buyer or the Administrative Agent.

                  (d) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Such Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate essential Records evidencing the Receivables originated by such Seller in the event of the destruction of the originals thereof), and keep and maintain, all Contracts, Records and other information necessary or reasonably advisable for the collection of all such Receivables (including, without limitation, Records adequate to permit the identification as of any Business Day when required of outstanding Unpaid Net Balances by Obligor and related debit and credit details of the Receivables).

                  (e) PERFORMANCE AND COMPLIANCE WITH RECEIVABLES AND CONTRACTS. Such Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises, if any, required to be observed by it under the Contracts and/or Invoices related to the Receivables originated by such Seller and all agreements related to such Receivables except for such failures to fully perform and comply as would not, individually or in the aggregate, have a Seller Material Adverse Effect.

                  (f) LOCATION OF RECORDS. Such Seller will keep its chief place of business and chief executive office, and the offices where it keeps its Records and material Contracts (and, to the extent that any of the foregoing constitute instruments, chattel paper or negotiable documents, all originals thereof), at the addresses referred to in Schedule 6.1(n) to the Credit and Security Agreement or to its Joinder Agreement, if applicable, or, upon 15 days' prior written notice to the Administrative Agent, at such other locations in jurisdictions where all action required by Section 8.5 of the Credit and Security Agreement shall have been taken and completed.

                  (g) CREDIT AND COLLECTION POLICIES. Such Seller will comply in all material respects with its Credit and Collection Policy in regard to the Receivables originated by it and the related Contracts and Invoices.

                  (h) SEPARATE CORPORATE EXISTENCE OF THE BUYER. Each Seller will take such actions as shall be required in order to maintain the separate identity of the Buyer separate and apart from such Seller and its other Affiliates, including those actions set forth in Section 7.4 of the Credit and Security Agreement.

                  (i) COLLECTIONS. Such Seller will instruct all Obligors thereon to pay all Collections either directly by mail addressed to a Lockbox listed on Schedule 6.1(o) to the Credit and Security Agreement which (except for the Collection Account at China Trust Bank) is subject to a Collection Account Agreement, or by wire transfer or other electronic funds transfer directly to a Collection Account listed on Schedule 6.1(o) to the Credit and Security Agreement which is subject to a Collection Account Agreement. Such Seller will instruct each bank maintaining a Lockbox or Collection Account in the name of any Seller to sweep all collected funds received therein each Business Day to a Collection Account in the name of the Buyer (or the Administrative Agent or its designee) which is subject to a Collection Account Agreement. Such Seller will cooperate fully with the Buyer in transferring each of the Collection Accounts to the Buyer and, to the extent that such Collection Account is not already in the Buyer's name, into the Buyer's name within a reasonable period of time after the initial Advance under the Credit and Security Agreement.

                  (j) FURTHER ASSURANCES. Such Seller shall take all necessary action to establish and maintain in favor of the Buyer, a valid and perfected ownership interest in the Receivables and Related Assets.


                  Section 4.2. REPORTING REQUIREMENTS. From such Seller's Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, such Seller will furnish to the Buyer and the Administrative Agent:

                  (a) PROCEEDINGS. As soon as possible and in any event within ten Business Days after any Authorized Officer of such Seller obtains knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist at any time which would reasonably be expected to have a Seller Material Adverse Effect and (ii) any development in previously disclosed litigation which development would reasonably be expected to have a Seller Material Adverse Effect;

                  (b) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Prompt written notice of any material change in the character of such Seller's business prior to the occurrence of such change, and not less than 15 Business Days' prior written notice of any material change in such Seller's Credit and Collection Policy (together with a copy of such proposed change); and

                  (c) OTHER. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables originated by such Seller, the condition, operations, financial or otherwise, of such Seller or such Seller's performance hereunder that the Buyer or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, under or as contemplated by the Transaction Documents.

                  Section 4.3. NEGATIVE COVENANTS. From such Seller's Applicable Closing Date until the later of the Final Payout Date or the cessation of the purchases of the Buyer hereunder, unless the Buyer and the Administrative Agent shall otherwise consent in writing, such Seller shall not:

                  (a) SALES, LIENS, ETC. (i) Except as otherwise provided herein and in the other Transaction Documents, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivables originated by it, or any account to which any Collections are sent, or any right to receive income or proceeds from or in respect of any of the foregoing (except, prior to the execution of Collection Agreements, set-off rights of any bank at which any such account is maintained), or (ii) assert any interest in the Receivables, except as Servicer (or a designated sub-servicer for the Servicer).

                  (b) EXTENSION OR AMENDMENT OF RECEIVABLES. Extend, amend or otherwise modify the terms of any Receivable originated by it, or amend, modify or waive any term or condition of any Contract or Invoice related thereto in any way that adversely affects the collectibility of the Receivables originated by such Originator, taken as a whole, or any material part thereof, or the Buyer's rights therein.

                  (c) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. Make or permit to be made any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any significant portion of the Receivables originated by it or otherwise materially and adversely affect the interests or remedies of the Buyer and its assigns under this Agreement or any other Transaction Document.

                  (d) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. Add or terminate any bank as a Collection Bank from those listed in Schedule 6.1(o) to the Credit and Security Agreement or, after the Collection Account has been established pursuant to Section 7.1(i) of the Credit and Security Agreement, make any change in its instructions to Obligors regarding payments to be made to the Buyer or the Servicer or payments to be made to any Collection Bank (except for a change in instructions solely for the purpose of directing Obligors to make such payments to another existing Collection Bank and where such change is immaterial and does not adversely affect the interests of the Administrative Agent, on behalf of the Lenders, in any respect), unless (i) the Administrative Agent shall have received prior written notice of such addition, termination or change and (ii) the Administrative Agent shall have received duly executed copies of Collection Agreements in a form reasonably acceptable to the Administrative Agent with each new Collection Bank.

                  (e) DEPOSITS TO COLLECTION ACCOUNTS. Deposit or authorize the deposit to any Collection Account of any cash or cash proceeds other than Collections of Receivables and of certain of the Excluded JV Receivables.

                  (f) CHANGES TO OTHER DOCUMENTS. Enter into any amendment or modification of, or supplement to (i) such Seller's Organic Documents which could reasonably be expected to be materially adverse to the Buyer, (ii) this Agreement, or (iii) the Subordinated Notes.

                  (g) NAME CHANGE, OFFICES, RECORDS AND BOOKS OF ACCOUNTS. Change its name, identity or structure (within the meaning of Section 9-402(7) of any applicable enactment of the UCC) or relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Administrative Agent at least 15 days' prior notice thereof and (ii) prior to effectiveness of such change, delivered to the Administrative Agent all financing statements, instruments and other documents requested by the Administrative Agent in connection with such change or relocation.

                  (h) MERGERS, CONSOLIDATIONS AND ACQUISITIONS. Liquidate or dissolve, consolidate with, or merge into or with, any other Person, except for:
(i) mergers and consolidations of a Seller with one or more other Sellers (so long as in any such transaction involving Quest Diagnostics, Quest Diagnostics is the survivor), and (ii) other mergers or consolidations that do not constitute Material Acquisitions, PROVIDED THAT, in each of the foregoing cases:

                           (A) the Administrative Agent and the Buyer receive
                  prior written notice of such consolidation or merger, and the successor or surviving entity (if not a Seller) unconditionally assumes such Seller's (or Sellers') respective obligations under the Transaction Documents to which it is (or they are) a party immediately prior to giving effect to such consolidation or merger,

                           (B) all UCC financing statements necessary to
                  maintain the validity and perfection of the Buyer's ownership interest in the Receivables and Related Assets acquired or to be acquired from such Seller or Sellers under this Agreement, and the Administrative Agent's security interest therein on behalf of the Secured Parties, have been duly executed and filed in all necessary jurisdictions, and

                           (C) if the surviving entity in such transaction(s) is
                  not an existing Seller under this Agreement, all other documents required to be delivered in connection with a Joinder Agreement hereunder have been duly executed and delivered substantially contemporaneously with such transaction(s).

                  (i) DISPOSITION OF RECEIVABLES AND RELATED ASSETS. Except pursuant to this Agreement, sell, lease, transfer, assign or otherwise dispose of (in one transaction or in a series of transactions) any Receivables and Related Assets.

                  (j) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" (as defined in the applicable UCC), except in connection with the collection of overdue Receivables,

PROVIDED that the original of any such instrument is delivered to the Buyer for immediate delivery to the Administrative Agent, duly endorsed.

                  (k) ACCOUNTING FOR PURCHASES. Account for the transactions contemplated hereby in any manner other than as a sale or contribution of Receivables and the Related Assets by such Seller to the Buyer.


                                    ARTICLE V
                          JOINDER OF ADDITIONAL SELLERS

                  Section 5.1. ADDITION OF NEW SELLERS. From time to time upon not less than 60 days' prior written notice to the Buyer and the Administrative Agent (or such shorter period of time as the Administrative Agent may agree upon), Quest Diagnostics may propose that one or more of its existing or hereafter acquired wholly-owned Subsidiaries become a Seller hereunder. No such addition shall become effective (a) if such addition constitutes a Material Proposed Addition, without the written consent of the Administrative Agent and each of the rating agencies who is then rating Commercial Paper Notes of Blue Ridge but may become effective prior to such 60th day if such written consent is given more promptly and (b) unless all conditions precedent to such addition required by Section 5.2 below are satisfied prior to such date).

                  Section 5.2. DOCUMENTATION. In the event that the Buyer and the Administrative Agent consents to the addition of a New Seller, such New Seller shall execute a Joinder Agreement and shall deliver each of the documents, certificates and opinions required to be delivered under Section 3.1 prior to such New Seller's Closing Date, together with such updated Schedules and Exhibits hereto as may be necessary to ensure that after giving effect to the addition of such New Seller, each of the representations and warranties of such New Seller under Article II hereof will be true and correct, and the Buyer will deliver a Subordinated Note to such New Seller.

                                   ARTICLE VI
                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

                  Section 6.1. RIGHTS OF THE BUYER. Each Seller hereby authorizes the Buyer and the Servicer (if other than such Seller) or their respective designees to take any and all steps in such Seller's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables, including, without limitation, endorsing such Seller's name on checks and other instruments representing Collections and enforcing such Receivables, the Invoices and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

                  Section 6.2. RESPONSIBILITIES OF THE SELLERS. Anything herein to the contrary notwithstanding:

                  (a) COLLECTION PROCEDURES. Each Seller agrees to direct all Obligors to make payments of such Seller's Receivables directly to a Collection Account that is the subject of a Lock Box Agreement at a Collection Bank. Each Seller further agrees to transfer any Collections (including any security deposits applied to the Unpaid Net Balance of any Receivable) that it receives on such Receivables directly to the Servicer (if other than such Seller) within one (1) Business Day after receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Buyer; PROVIDED that, to the extent permitted pursuant to
         SECTION 1.3, each Seller may retain such Collections as a portion of the Purchase Price then payable to it or apply such Collections to the reduction of the outstanding balance of its Subordinated Note.

                  (b) PERFORMANCE UNDER CONTRACT. Each Seller shall remain responsible for performing its obligations hereunder and under the Contracts applicable to such Seller, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve any Seller from such obligations.

                  (c) POWER OF ATTORNEY. Each Seller hereby grants to the Servicer (if other than such Seller) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of such Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Seller or transmitted or received by the Buyer (whether or not from such Seller) in connection with any Receivables generated by such Seller.

                  Section 6.3. FURTHER ACTION EVIDENCING PURCHASES. Each Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer may reasonably request in order to perfect, protect or more fully evidence the Buyer's ownership of the Receivables generated by such Seller (and the Related Assets) purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Buyer, each Seller will:

                  (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

                  (b) mark the summary master control data processing records with the legend set forth in Section 3.1(i).

Each Seller hereby authorizes the Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignment thereof, relative to all or any of the Receivables (and the Related Assets) now existing or hereafter sold by such Seller. If such Seller fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Buyer or its designee incurred in connection therewith shall be payable by such Seller.

                  Section 6.4. APPLICATION OF COLLECTIONS. Except as otherwise specified by such Obligor or required by the underlying Contract or law: any payment by an Obligor in respect of any indebtedness owed by it to such Seller or to the Buyer shall be applied FIRST, as a Collection of any Receivable or Receivables then outstanding of such Obligor in the order of the age of such Receivables, starting with the oldest of such Receivables (unless another reasonable basis for allocation of such payments to the Receivables of such Obligor exists), and SECOND, to any other indebtedness of such Obligor.

                                   ARTICLE VII
                                 INDEMNIFICATION

                  Section 7.1. INDEMNITIES BY THE SELLERS. Without limiting any other rights which any such Person may have hereunder or under applicable law, each of the Sellers hereby agrees to indemnify the Buyer, its assigns, and each of their respective Affiliates, and all successors, transferees, participants and assigns and all officers, directors, shareholders, controlling persons, employees and agents (each, a "SELLER INDEMNIFIED PARTY"), forthwith on demand, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys' fees and disbursements (all of the foregoing being collectively referred to as "SELLER INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of or relating to this Agreement, any of the other Transaction Documents to which such Seller is a party, and/or the Receivables and Related Assets, excluding, however, (i) Seller Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted from bad faith, gross negligence or willful misconduct on the part of such Seller Indemnified Party, (ii) taxes imposed by the jurisdiction in which such Seller Indemnified Party's principal executive office is located, on or measured by the overall net income of such Seller Indemnified Party; and (iii) recourse (except as otherwise specifically provided in this Agreement) for Seller Indemnified Amounts to the extent the same includes losses in respect of Receivables which are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor. Without limiting the foregoing, each of the Sellers shall indemnify each Seller Indemnified Party for Seller Indemnified Amounts arising out of or relating to:

                  (A) the creation of any Lien on, or transfer by such Seller of any interest in, its Receivables and Related Assets other than (1) the sales and contributions of Receivables and Related Assets pursuant hereto, and (2) the Lien granted by the Buyer pursuant to the Credit and Security Agreement;

                  (B) any representation or warranty made by such Seller (or any of its officers) under or in connection with any Transaction Document or any Purchase Report delivered by such Seller pursuant hereto, which shall have been false, incorrect or misleading in any respect when made or deemed made or delivered, as the case may be;

                  (C) the failure by such Seller to comply with any applicable law, rule or regulation with respect to any of its Receivables or the related Contracts or Invoices, or the nonconformity of any of such Seller's Receivables or the related Contracts or Invoices with any such applicable law, rule or regulation;

                  (D) the failure to vest and maintain vested in the Buyer, a valid and perfected ownership interest in the Receivables and Related Assets sold or contributed by such Seller hereunder, free and clear of any other Lien, other than a Lien arising solely as a result of the Buyer, now or at any time thereafter;

                  (E) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or Related Assets originated by such Seller and sold or contributed by such Seller hereunder;

                  (F) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable originated by such Seller (including, without limitation, a defense based on such Receivable or the related Contract or Invoice not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the services related to such Receivable or the furnishing or failure to furnish such services;

                  (G) any matter described in Section 1.4;

                  (H) any failure of such Seller to perform its duties or obligations in accordance with the provisions of this Agreement or the other Transaction Documents to which it is a party;

                  (I) any claim relating to a breach by such Seller of any related Contract or Invoice with respect to any Receivable;

                  (J) any sales or use tax payable in connection with the transactions giving rise to any Receivable originated by such Seller, and any documentary stamp taxes or recording taxes associated with the perfection of the Buyer's ownership in the Receivables and Related Assets;

                  (K) the commingling by such Seller of Collections of Receivables at any time with other funds;

                  (L) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document to which such Seller is a party, the transactions contemplated hereby or thereby, the use of the proceeds of any sale, the Buyer's ownership interest in the Receivables and Related Assets originated by such Seller or any other investigation, litigation or proceeding relating to such Seller or the Receivables and Related Assets originated by it in which any Seller Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or thereby;

                  (M) any products or professional liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or Invoice or any Receivable originated by such Seller;

                  (N) any inability to litigate any claim against any Obligor in respect of any Receivable originated by such Seller as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; or

                  (O) the occurrence of any Event of Bankruptcy with respect to such Seller.

In addition to Quest Diagnostics' obligations under the foregoing indemnity with respect to itself as a Seller and the Receivables originated by it, Quest Diagnostics hereby agrees to be jointly and severally liable with each other Seller for such other Seller's indemnity obligations set forth above.

                  Section 7.2. CONTRIBUTION. If for any reason the indemnification provided above in SECTION 7.1 (and subject to the exceptions set forth therein) is unavailable to a Seller Indemnified Party or is insufficient to hold a Seller Indemnified Party harmless, then the applicable Seller(s) shall contribute to the amount paid or payable by such Seller Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Seller Indemnified Party on the one hand and the applicable Seller(s) on the other hand but also the relative fault of such Seller Indemnified Party as well as any other relevant equitable considerations.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.1. WAIVERS AND AMENDMENTS. The provisions of this Agreement may from time to time be amended, restated, otherwise modified or waived, if such amendment, modification or waiver is in writing and consented to by each Seller, the Buyer, the Administrative Agent and the Servicer (if the Servicer is not a Seller); PROVIDED, HOWEVER, that material amendments, modifications and waivers will require the prior written consent of the rating agencies who are then rating Commercial Paper Notes of Blue Ridge. No failure or delay on the part of the Buyer, the Servicer, any Seller or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Buyer, the Servicer or any Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

                  Section 8.2. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party in care of Quest Diagnostics at the address or facsimile number of Quest Diagnostics set forth on Schedule 14.2 of the Credit and Security Agreement or, in the case of a New Seller, below its signature on its Joinder Agreement, or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

                  Section 8.3. CUMULATIVE REMEDIES. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8.4. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Buyer, each Seller and its respective successors and permitted assigns. Except as permitted in Section 4.3(h), no Seller may assign its rights hereunder or any interest herein without the prior written consent of the Buyer and the Administrative Agent; subject to
Section 8.11, the Buyer may not assign its rights hereunder or any interest herein without the prior written consent of each of the Sellers and the Administrative Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect as to each Seller until the date after such Seller's Sale Termination Date on which such Seller has received payment in full for all Receivables and Related Assets conveyed by it to the Buyer hereunder and shall have paid and performed all of its obligations hereunder in full. The rights and remedies with respect to any breach of any representation and warranty made by any Seller pursuant to Article II and the indemnification and payment provisions of Article VII and Section 8.6 shall be continuing and shall survive any termination of this Agreement.

                  Section 8.5. GOVERNING LAW. Each Transaction Document shall be governed by, and construed in accordance with, the law of the State of New York, without regard to the principles of conflicts of laws thereof OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (except in the case of the other Transaction Documents, to the extent otherwise expressly stated therein) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTERESTS OR SECURITY INTERESTS OF THE BUYER OR THE ADMINISTRATIVE AGENT, ON BEHALF OF THE SECURED PARTIES, IN ANY COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  Section 8.6. COSTS, EXPENSES AND TAXES. In addition to the obligations of each Seller under Article VII, each of the Sellers agrees to pay on demand:

                  (a) all reasonable costs and expenses, including attorneys' fees, in connection with the enforcement against such Seller of this Agreement and the other Transaction Documents executed by such Seller; and

                  (b) all stamp duties and other similar filing or recording taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents, and agrees to indemnify each Seller Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

                  Section 8.7. SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 8.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 8.7 SHALL AFFECT BUYER'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ANY SELLER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                  Section 8.8. WAIVER OF JURY TRIAL. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, JOINDER AGREEMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED BY IT OR ON ITS BEHALF IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  Section 8.9. CAPTIONS AND CROSS REFERENCES; INCORPORATION BY REFERENCE. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

                  Section 8.10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  Section 8.11. ACKNOWLEDGMENT AND AGREEMENT. By execution below, each Seller expressly acknowledges and agrees that all of the Buyer's rights, title, and interests in, to, and under this Agreement shall be pledged and/or collaterally assigned by the Buyer to the Administrative Agent for the benefit of the Secured Parties pursuant to the Credit and Security Agreement (and the Lenders may further assign such rights in accordance with the Credit and Security Agreement), and each Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and the Lenders are third party beneficiaries of the rights of the Buyer arising hereunder and under the other Transaction Documents to which any Seller is a party.

                  Section 8.12. NO PROCEEDINGS. Each Seller agrees that it shall not institute against the Buyer or any Conduit, or join any other Person in instituting against the Buyer or any Conduit, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of Event of Bankruptcy) as long as there shall not have elapsed one year plus one day after the Final Payout Date. The foregoing shall not limit any Seller's right to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted by any Person other than a Seller.

                            (SIGNATURE PAGES FOLLOW)

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                                    QUEST DIAGNOSTICS INCORPORATED, A DELAWARE
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS INCORPORATED, A MICHIGAN
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS INCORPORATED, AN OHIO
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS INCORPORATED, A MARYLAND
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS INCORPORATED, A CALIFORNIA
                                    CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS INCORPORATED, A
                                    CONNECTICUT CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS INCORPORATED, A
                                    MASSACHUSETTS CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS OF PENNSYLVANIA
                                    INCORPORATED, A DELAWARE CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS LLC, AN ILLINOIS LIMITED
                                    LIABILITY COMPANY

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    METWEST INC., A DELAWARE CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS CLINICAL LABORATORIES,
                                    INC., A DELAWARE CORPORATION

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                    QUEST DIAGNOSTICS RECEIVABLES INC.

                                    By:
                                       -----------------------------------------
                                                     Name:
                                                     Title:

                                     ANNEX A
                                   DEFINITIONS

                  A. INCORPORATION OF CREDIT AND SECURITY AGREEMENT DEFINITIONS. Unless otherwise defined herein, terms that are capitalized and used throughout this Agreement are used as defined in the Credit and Security Agreement (hereinafter defined).

                  B. CERTAIN DEFINED TERMS. The following terms have the respective meanings indicated hereinbelow:

                  "ADDITIONAL RECEIVABLES" means, with respect to any Seller, all Receivables of such Seller arising after the close of such Seller's business on the Initial Cut-Off Date (in the case of each of the Original Sellers) or the applicable New Seller Cut-Off Date (in the case of any New Seller) through and including such Seller's Sale Termination Date.

                  "APPLICABLE CLOSING DATE" means (i) with respect to each of the Original Sellers, the Initial Closing Date, and (ii) with respect to each New Seller, its New Seller Closing Date.

                  "APPLICABLE CUT-OFF DATE" means (i) with respect to each Original Seller, the Initial Cut-Off Date, (ii) with respect to each New Seller, its New Seller Cut-Off Date, and (iii) with respect to all Sellers, each Cut-Off Date after the applicable date in the preceding clause (i) or clause (ii).

                  "AVAILABLE FUNDS" means, on any date of determination, monies then held by or on behalf of the Buyer after deduction of (a) all Obligations, if any, that are due and owing under the Credit and Security Agreement, (b) all Servicer's Fees that are then due and owing, and (c) in the Buyer's discretion, the accrued and unpaid portion of all current expenses of the Buyer (whether or not then due and owing).

                  "BUYER" has the meaning set forth in the preamble.

                  "COLLECTIONS" means, with respect to any Receivable, (i) all funds which are received from or on behalf of any related Obligor in payment of any amounts owed (including, without limitation, purchase prices, finance charges, interest and all other charges) in respect of such Receivable, or applied to such amounts owed by such Obligor (including, without limitation, payments that the Buyer, the applicable Seller or the Servicer receives from third party payors and applies in the ordinary course of its business to amounts owed in respect of such Receivable and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligor or any other party directly or indirectly liable for payment of such Receivable and available to be applied thereon), or (ii) all Purchase Price Credits.

                  "CONTRACT" means, with respect to any Receivable, any requisition, purchase order, agreement, contract or other writing with respect to the provision of services by a Seller to an Obligor other than (i) an Invoice and (ii) any confidential patient information including, without limitation, test results.

                  "CREDIT AND SECURITY AGREEMENT" has the meaning set forth in the preamble.

                  "DISCOUNT FACTOR" means a percentage calculated to provide the Buyer with a reasonable return on its investment in the Receivables acquired from each Seller after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Buyer of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Seller and the Buyer may agree from time to time to change the Discount Factor applicable to purchases from such Seller based on changes in one or more of the items affecting the calculation thereof, PROVIDED that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Purchases which occurred during any Calculation Period ending prior to the Calculation Period during which such Seller and the Buyer agree to make such change.

                  "EXCLUDED JV RECEIVABLE" means any account receivable (and proceeds thereof) that Quest Diagnostics of Pennsylvania, Inc. ("QUEST PENNSYLVANIA") bills in its own name and collects through its own accounts arising from services for which revenues belong to Quest Diagnostics Venture LLC under that certain Sharing and General Allocation Agreement dated as of November 1, 1998 by and among Quest Diagnostics Venture LLC, a Pennsylvania limited liability company, Quest Pennsylvania and UPMC Health System Diversified Services, Inc., as amended or modified from time to time.

                  "INITIAL CLOSING DATE" means the date on which the initial Advance is made under the Credit and Security Agreement.

                  "INITIAL CUT-OFF DATE" means the Cut-Off Date immediately preceding the Initial Closing Date.

                  "INITIAL RECEIVABLES" means, with respect to any Seller, all Receivables of such Seller that existed and was owing to such Seller as of the close of such Seller's business on the Initial Cut-Off Date (in the case of each of the Original Sellers) or the applicable New Seller Cut-Off Date (in the case of any New Seller).

                  "INVOICE" means, with respect to any Receivable, any paper or electronic bill, statement or invoice for services rendered by a Seller to an Obligor.

                  "JOINDER AGREEMENT" has the meaning set forth in the preamble.

                  "NEW SELLER" means any direct or indirect wholly-owned Subsidiary of Quest Diagnostics that hereafter becomes a Seller under this Agreement by executing a Joinder Agreement and complying with the provisions of
Article V hereof.

                  "NEW SELLER CLOSING DATE" means, as to any New Seller, the Business Day on which each of the conditions set forth in Article V has been satisfied.

                  "NEW SELLER CUT-OFF DATE" means, with respect to each New Seller, Cut-Off Date immediately preceding its New Seller Closing Date.

                  "ORIGINAL SELLERS" means Quest Diagnostics Incorporated, a Delaware corporation; Quest Diagnostics Incorporated, a Michigan corporation; Quest Diagnostics Incorporated, an Ohio corporation; Quest Diagnostics Incorporated, a Maryland corporation; Quest Diagnostics Incorporated, a California corporation; Quest Diagnostics Incorporated, a Connecticut corporation; Quest Diagnostics Incorporated, a Massachusetts corporation; Quest Diagnostics of Pennsylvania Incorporated, a Delaware corporation; Quest Diagnostics LLC, an Illinois limited liability company; Metwest Inc., a Delaware corporation; and Quest Diagnostics Clinical Laboratories, Inc., a Delaware corporation.

                  "PURCHASE PRICE" means, with respect to any purchase of Receivables and their Related Assets from a Seller on any date, the aggregate price to be paid therefor by the Buyer to the applicable Seller in accordance with SECTION 1.3 of this Agreement on such date, which price shall equal (i) the product of (x) the Unpaid Net Balance of such Receivables as of the Applicable Cut-Off Date, MULTIPLIED BY (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price Credits to be credited against the Purchase Price otherwise payable in accordance with SECTION 1.4 of the Agreement.

                  "PURCHASE PRICE CREDIT" shall have the meaning provided in
SECTION 1.4 hereof.

                  "PURCHASE REPORT" shall have the meaning provided in
SECTION 1.3(c) hereof.

                  "RECEIVABLE" means any Account arising from the sale of Clinical Laboratory Services by a Seller, including, without limitation, the right to payment of any interest or finance charges and other amounts with respect thereto; PROVIDED, HOWEVER, that the term "RECEIVABLE" shall not include
(a) any Excluded JV Receivable, or (b) any Government Receivable. Rights to payment arising from any one transaction, including, without limitation, rights to payment represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the rights to payment arising from any other transaction.

                  "RECORDS" means, collectively, all Invoices and all other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to any Receivable, Related Asset and/or Obligor other than (i) any Contract related thereto, and (ii) any confidential patient information including, without limitation, test results.

                  "RELATED ASSETS" means, collectively, all of the following with respect to each Receivable:

                  (a) a security interest in favor of the Buyer and its assigns in all Contracts (PROVIDED, HOWEVER, that to the extent that any Contract includes a prohibition on assignment, such security interest shall be limited to a security interest in the applicable Seller's right to receives payment thereunder to the extent contemplated by Section 9-318(4) of the UCC of the applicable jurisdiction);

                  (b) an ownership interest in all right, title and interest in and to the following: (i) all Collections; (ii) all Records; (iii) all Collection Accounts and all cash, balances and instruments therein from time to time therein; (iv) all right, title and interest in and to (A) the goods (including returned or repossessed goods), if any, the sale of which by a Seller gave rise to such Receivable and all insurance contracts with respect thereto,
(B) all security deposits and other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (C) all UCC financing statements covering any collateral securing payment of such Receivable, and (D) all guarantees and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                  (c) all proceeds and insurance proceeds of the foregoing.

                  "RESPONSIBLE OFFICER" means, with respect to each Seller, any of its chief executive officer, president, vice president-finance, treasurer or secretary, acting singly.


                  "SALE TERMINATION DATE" means, as to any Seller, the earliest to occur of the following:

                  (i) the date designated by such Seller to the Buyer upon not less than 15 Business Days' prior written notice,

                  (ii) the date on which an Event of Bankruptcy occurs with respect to such Seller;

                  (iii) the date on which such Seller is unable to satisfy the applicable conditions precedent to each purchase set forth in Article III hereof;

                  (iv) the date on which a Change in Control occurs with respect to Quest Diagnostics, the Buyer or such Seller; and

                  (v) the occurrence of the Termination Date under clause (a) or
         (b) of the definition of such term in the Credit and Security
         Agreement.

                  "SELLER" means an Original Seller or a New Seller.

                  "SELLER INDEMNIFIED AMOUNTS" shall have the meaning provided in SECTION 7.1(a) hereof.

                  "SELLER INDEMNIFIED PARTY" shall have the meaning provided in
SECTION 7.1(a) hereof.

                  "SELLER MATERIAL ADVERSE EFFECT" means, with respect to any Seller, the occurrence of any of the following events, circumstances, occurrences, or conditions:

                  (i) any event, circumstance, occurrence or condition which has caused as of any date of determination any of (a) a material adverse effect, or any condition or event that has resulted in a material adverse effect, on the business, operations, consolidated financial condition or assets of the Sellers, taken as a whole (after taking into account indemnification obligations by third parties that are Solvent to the extent that such third party has not disputed (after notice of claim in accordance with the applicable agreement therefor) liability to make such indemnification payment),

                  (ii) any event, circumstance, occurrence or condition which has caused as of any date of determination a material adverse effect on the ability of such Seller to perform its obligations under this Agreement or any other Transaction Document to which such Seller is a party;

                  (iii) any event, circumstance, occurrence or condition which has caused as of any date of determination a material adverse effect on the validity or enforceability of this Agreement or any other Transaction Document to which such Seller is a party, or the validity, enforceability or collectibility of a material portion of the Receivables sold by such Seller to the Buyer; or

                  (iv) any event, circumstance, occurrence or condition which has caused as of any date of determination a material adverse effect on the validity, perfection, priority or enforceability of the Buyer's title to the Receivables and Related Assets acquired by the Buyer from such Seller.

                  "SUBORDINATED LOAN" means a subordinated revolving loan from a Seller to the Buyer which is evidenced by a Subordinated Note.

                  "SUBORDINATED NOTE" means a subordinated promissory note in the form of Exhibit B hereto issued by the Buyer to a Seller, as it may be amended, supplemented, endorsed or otherwise modified from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents.

THE FOREGOING DEFINITIONS SHALL BE EQUALLY APPLICABLE TO BOTH THE SINGULAR AND PLURAL FORMS OF THE DEFINED TERMS.

                  C. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.


                  D. COMPUTATION OF TIME PERIODS. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".